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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 15, 2009
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

One Market, Spear Tower Suite 2400 San Francisco, California 94105 (Address of principal executive offices) (Zip Code) (415) 267-7000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Cost of Capital Proceeding

On October 15, 2009, the California Public Utilities Commission (CPUC) approved a decision that maintains Pacific Gas and Electric Company’s (Utility) authorized cost of capital, including a return on equity (ROE) of 11.35%, through 2010.  The decision approves a joint request made by the Utility and the CPUC’s Division of Ratepayer Advocates (DRA) to avoid imposing a rate increase corresponding to an increase in the Utility’s ROE during a time of economic hardship.  This increase would otherwise have been triggered as of January 1, 2010 by the cost of capital adjustment mechanism previously adopted by the CPUC on May 29, 2008  The Utility’s capital structure, including a 52% equity component, will be maintained through 2012.

In addition, as requested by the Utility and the DRA, the CPUC extended the cost of capital adjustment mechanism through 2012.  The cost of capital adjustment mechanism will be triggered if the 12-month October-through-September average yield for the applicable Moody’s Investors Services utility bond index increases or decreases by more than 1% as compared to the applicable benchmark.  Finally, the CPUC agreed to defer the due date for the Utility’s next full cost of capital application from April 20, 2010 until April 20, 2012, so that any resulting changes would become effective on January 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: October 15, 2009	By:	STEPHEN J. CAIRNS
Stephen J. Cairns Vice President, Controller

PACIFIC GAS AND ELECTRIC COMPANY

Dated: October 15, 2009	By:	STEPHEN J. CAIRNS
Stephen J. Cairns Vice President, Controller